As filed with the Securities and Exchange Commission on May 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kiniksa Pharmaceuticals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	2834	98-1327726
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

+1 (441) 295-5950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

(781) 431-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Johan V. Brigham Nathan Ajiashvili Stephen W. Ranere Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, Massachusetts 02116 (617) 948-6000	Alan Dickson Chiara T. Nannini Conyers Dill & Pearman Limited Clarendon House, 2 Church Street PO Box HM 666 Hamilton, HM CX, Bermuda +1 (441) 295-1422	Patrick O’Brien Michael S. Pilo Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224488

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)(5)
Class A Common Shares, $0.000273235 par value per share	1,699,443	18.00	$30,589,974	$3,809

(1)    Includes 254,916 shares that the underwriters have the option to purchase.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)    In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-224488), is hereby registered.

(4)    Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. Kiniksa Pharmaceuticals, Ltd. (the “Registrant”) previously registered an aggregate of $152,950,000 of Class A common shares on a Registration Statement on Form S-1, as amended (File No. 333-224488), which was declared effective on May 23, 2018, and for which a filing fee of $19,043 was previously paid.

(5)    The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on May 25, 2018), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act.  This registration statement relates to the public offering of Class A common shares, par value $0.000273235 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-224488), initially filed with the Commission by the Registrant on April 27, 2018 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on May 23, 2018, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1(1)	Form of Underwriting Agreement

5.1(2)	Opinion of Conyers Dill & Pearman Limited

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2(3)	Consent of Conyers Dill & Pearman Limited

24.1(4)	Power of Attorney

(1)                                 Previously filed as Exhibit 1.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224488), filed with the Securities and Exchange Commission on May 14, 2018 and incorporated by reference herein.

(2)                                 Previously filed as Exhibit 5.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224488),  filed with the Securities and Exchange Commission on May 14, 2018 and incorporated by reference herein.

(3)                                 Previously filed (included in Exhibit 5.1) with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224488), filed with the Securities and Exchange Commission on May 14, 2018 and incorporated by reference herein.

(4)                                 Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224488), filed with the Securities and Exchange Commission on April 27, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 23rd day of May, 2018.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamilton, Bermuda, on this 23rd day of May, 2018.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

	/s/ Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 23, 2018
Sanj K. Patel

	/s/ Chris Heberlig	Chief Financial Officer (principal financial accounting officer)	May 23, 2018
Chris Heberlig

	*	Director	May 23, 2018
Felix J. Baker

	*	Director	May 23, 2018
Stephen R. Biggar

	*	Director	May 23, 2018
Thomas R. Malley

	*	Director	May 23, 2018
Tracey L. McCain

	*	Director	May 23, 2018
Kimberly J. Popovits

	*	Director	May 23, 2018
Barry D. Quart

*By:	/s/ Sanj K. Patel
Sanj K. Patel Attorney-in-fact